Exhibit 23.1


[KPMG Logo]


16 Raffles Quay #22-00          P.O. Box 448            Telephone +65 6213 3388
Hong Leong Building             Robinson Road           Fax +65 6225 0984
Singapore 048581                Singapore 900848        www.kpmg.com.sg



            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


The Board of Directors
STATS ChipPAC Ltd.:

We consent to the incorporation by reference in the registration statement (no. 333-114232) on Form S-8 for the Substitute Share Purchase and Option Plan and Substitute Equity Incentive Plan, of our report dated February 6, 2004, relating to the consolidated balance sheets of ST Assembly Test Services Ltd. and subsidiaries as of December 31, 2002 and 2003, and the related consolidated statements of operations, comprehensive loss, shareholders' equity and cash flows for the years ended December 31, 2001, 2002 and 2003, which report appears in the December 31, 2003, annual report on Form 20-F of ST Assembly Test Services Ltd.

/s/ KPMG

Singapore
August 24, 2004